Exhibit 10.2

THIS NOTE AND THE ORDINARY SHARES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE AND ORDINARY SHARES ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

gcl global limited

Convertible Promissory Note

$[_________]

Issuance Date: [________], 2024

For value received, GCL Global Limited, a Cayman Islands company (the “Maker”), hereby promises to pay to the order of [________________] (together with its successors, representatives, and permitted assigns, the “Holder”), in accordance with the terms hereinafter provided, the principal amount (the “Investment Amount”) of [_____________________] Dollars ($[_______]. Concurrently with the issuance of this convertible promissory note (this “Note”), the Maker is issuing separate convertible promissory notes (the “Other Notes”) to other purchasers with substantially similar terms hereto. This Note and the Other Notes are sometimes referred to as the “Notes”.

Upon occurrence of any of the following triggering events, the Holder shall be entitled to require repayment of an amount equal to 110% of the outstanding principal balance of this Note (the “Maturity Repayment Amount”) by providing notice in writing to the Maker (the “Repayment Notice”):

(i) if the Maker has not by March 28, 2025 (the “Maturity Date”), consummated a business combination with RF Acquisition Corp. (the “Business Combination”) as described in the Form F-4, as amended (File No. 333-280559), initially filed on June 28, 2024 with the Securities and Exchange Commission (the “SEC”), resulting in the Maker being a wholly-owned subsidiary of GCL Global Holdings Ltd. (the “Combined Company”);

(ii) the Holder receives written notice from the Maker that it will not consummate a Business Combination;

(iii) the per share price used to calculate the exchange ratio for the Business Combination is less than $10.00; or

(iv) at such earlier time as provided in Article II.

The Maker shall repay the Maturity Repayment Amount, which is guaranteed by Epicsoft Asia Pte. Ltd. (the “Guarantor”), an indirect subsidiary of the Maker, in 12 equal monthly payments starting the month following the date of the Repayment Notice.

Section 1.1      Purchase Agreement. This Note has been executed and delivered pursuant to the Convertible Note Purchase Agreement dated as of [__________], 2024 (the “Purchase Agreement”) between the Maker and the Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

Section 1.2      Interest. This Note shall bear no interest.

Section 1.3      Payment. All payments in respect of this Note shall be made in US Dollars to such bank account as the Holder may notify to the Maker in writing not less than five (5) Business Days before the due date for such payment. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

Section 1.4      Prepayment. The Maker may not prepay this Note except with the prior written consent of the Holder.

Section 1.5      Transfer. This Note may not be transferred or sold, or pledged, hypothecated or otherwise granted as security by the Holder without the written consent of the Maker, such consent not to be unreasonably withheld.

Section 1.6      Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a standard indemnity, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

ARTICLE II

LIQUIDUTY EVENT

Section 2.1      Liquidity Event. The occurrence of any of the following events shall be a “Liquidity Event” under this Note:

(a)            a liquidation, dissolution or winding up of the Maker;

(b)            a consolidation, merger, scheme of arrangement or amalgamation of the Maker with or into any other corporation or corporations or non-corporate business entity or any other corporate reorganisation, in which the shareholders of the Maker immediately prior to such consolidation, merger or reorganisation, own less than a majority of the surviving or acquiring entity's voting power immediately after such consolidation, merger, scheme of arrangement, amalgamation or reorganisation;

(c)            a sale, lease or disposition of all or substantially all of the assets of the Maker and any of its subsidiaries, taken as a whole (including the sale, transfer, exclusive license or other disposition in a single transaction or a series of related transactions of all or substantially all of the assets or Intellectual Property of the Maker and its subsidiaries); or

(d)            a transaction or series of transactions in which more than fifty per cent. (50%) of the voting power of the Maker is disposed of.

Section 2.2      Remedies Upon A Liquidity Event. The Maker shall give the Holder written notice of any impending Liquidity Event describing the material terms and conditions of such Liquidity Event as soon as practicable and not less than ten (10) Business Days prior to the anticipated date of consummation of the Liquidity Event.

Section 2.3      If there is a Liquidity Event prior to the conversion or repayment of this Note, the Holder will have the right to elect, by written notice to the Maker within five (5) Business Days following receipt of the notice described in Section 2.2, to either:

(a)            receive a cash payment amount equal to the higher of (a) the amount equal to 110% of the outstanding principal balance of this Note; or (b) the cash proceeds from the Liquidity Event that the Holder would receive on the relevant Merger Consideration Shares assuming the entire outstanding principal balance of this Note had been converted into the relevant Merger Consideration Shares pursuant to Article IV, in each case, in priority to the holders of any other class of securities of the Maker; or

(b)            convert the entire outstanding principal balance of this Note into the most senior class of Merger Consideration Shares outstanding immediately prior to the closing of the Liquidity Event, and such payment or conversion shall be in satisfaction of all amounts owed by the Maker to the Holder under this Note. If the Holder does not provide such written notice within the five (5) Business Day period described in the preceding sentence, the Holder shall be deemed to have made an election to receive the cash payment referred to in Section 2.3(a).

Section 2.4      In connection with an election made, or deemed to be made, with respect to Section 2.3(a), the cash payment will be due and payable by the Maker to the Holder immediately prior to, or concurrent with, the consummation of the Liquidity Event.

ARTICLE III

EVENTS OF DEFAULT; REMEDIES

Section 3.1      Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a)            default shall be made in any material respect in the performance or observance of (i) any covenant, condition or agreement contained in this Note and such default is not fully cured within ten (10) business days after the Holder delivers written notice to the Maker of the occurrence thereof or (ii) any covenant, condition or agreement contained in the Purchase Agreement, the Other Notes or any other Transaction Document, as defined in the Purchase Agreement, which is not covered by any other provisions of this Section 2.1 and such default is not fully cured within ten (10) business days after the Holder delivers written notice to the Maker of the occurrence thereof;

(b)            any material representation or warranty made by the Maker herein or in the Purchase Agreement, the Other Notes or any other Transaction Document shall prove to have been false or incorrect or breached on the date as of which made and the Holder delivers written notice to the Maker of the occurrence thereof;

(c)            the Maker shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(d)            a proceeding or case shall be commenced in respect of the Maker, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days.

Section 3.2      Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option declare the amount equal to 110% of the outstanding principal balance of this Note, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker; or exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Note, the Purchase Agreement, the other Transaction Documents or applicable law. No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

Section 2.3.      The Maker shall give written notice to the Holder upon the Maker becoming aware of an occurrence or existence of any fact that is reasonably likely to give rise of an Event of Default within 5 business days of the Maker becoming so aware.

ARTICLE IV

CONVERSION

Section 4.1      Conversion

(a)            On the Conversion Date, the principal amount of this Note shall automatically convert into a number of fully paid and nonassessable Ordinary Shares (the “Conversion Shares”) that would be exchanged for [___________] Merger Consideration Shares on the Conversion Date (the “Merger Consideration Shares”, and such ratio, the “Conversion Ratio”), which shares will be registered and freely tradable upon issuance.

(b)            As used herein, the “Conversion Date” shall be the date the Maker consummates the Business Combination and the resulting share price used to calculate the exchange ratio for the Business Combination is not less than $10.00.

Section 4.2      Delivery of Merger Consideration Shares. The Maker shall cause the Merger Consideration Shares to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Maker through its Deposit or Withdrawal at Custodian system (“DWAC”), if the Maker is then a participant in such system, or otherwise by book entry at the Transfer Agent, registered in the Maker’s share register in the name of the Holder or its designee, for the number of Merger Consideration Shares to which the Holder is entitled, to the address specified by the Holder:

(a)            promptly following the closing of the Business Combination, and in any event within two (2) Trading Days after the first date of trading of the Merger Consideration Shares (the “Merger Consideration Share Delivery Date”); or

(b)            the date of the Conversion Notice,

as the case may be. At such time, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Merger Consideration Shares with respect to which this Note has been converted and exchanged, irrespective of the date of delivery of the Conversion Shares, and subsequent Merger Consideration Shares.

Section 4.3      Adjustment of Conversion Shares.

(a)            The Conversion Shares shall be subject to adjustment from time to time as follows:

(i)            Adjustments for Stock Splits and Combinations. If the Maker shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Ordinary Shares, the applicable Conversion Ratio in effect immediately prior to the stock split shall be proportionately decreased. If the Maker shall at any time or from time to time after the Issuance Date, combine the outstanding Ordinary Shares, the applicable Conversion Ratio in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 4.3(a)(i) shall be effective at the close of business on the date the stock split or combination occurs.

(ii)            Adjustments for Certain Dividends and Distributions. If the Maker shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of the holders of Ordinary Shares entitled to receive a dividend or other distribution payable in Ordinary Shares, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, the applicable Conversion Price then in effect by a fraction:

(1)            the numerator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2)            the denominator of which shall be the total number of Ordinary Shares issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of Ordinary Shares issuable in payment of such dividend or distribution.

(iii)            Adjustment for Other Dividends and Distributions. If the Maker shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of the holders of Ordinary Shares entitled to receive a dividend or other distribution payable in other than Ordinary Shares, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of this Note shall receive upon conversions thereof, in addition to the number of Ordinary Shares receivable thereon, the number of securities of the Maker which they would have received had this Note been converted into Ordinary Shares on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 4.3(a)(iii) with respect to the rights of the holders of this Note and the Other Notes; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(iv)      Adjustments for Reclassification, Exchange or Substitution. If the Ordinary Shares issuable upon conversion of this Note at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 3.3(a)(i) , (ii) and (iii), then, and in each event, an appropriate revision to the Conversion Ratio shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the Holder shall have the right thereafter to convert this Note into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by the holders of the number of Ordinary Shares into which such Note might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v)            Record Date. In case the Maker shall take record of the holders of its Ordinary Shares for the purpose of entitling them to subscribe for or purchase Ordinary Shares or Convertible Securities, then the date of the issue or sale of Ordinary Shares shall be deemed to be such record date.

(c)            No Impairment. The Maker shall not, by amendment of its Memorandum and Articles of Association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Maker, but will at all times in good faith, assist in the carrying out of all the provisions of this Section 4.3 and in the taking of all such action as may be reasonably necessary in order to protect the Conversion Rights of the Holder against impairment.

(d)            Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Ratio or number of Ordinary Shares issuable upon conversion of this Note pursuant to this Section 4.3, the Maker at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Maker shall, upon written request of the Holder, at any time, furnish or cause to be furnished to the Holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Ratio in effect at the time, and the number of Ordinary Shares and the amount, if any, of other securities or property which at the time would be received upon the conversion of this Note. Notwithstanding the foregoing, the Maker shall not be obligated to deliver a certificate unless such certificate reflects an increase or decrease of at least one percent (1%) of such adjusted amount.

(e)            Fractional Shares. No fractional Ordinary Shares shall be issued upon conversion of this Note, but in lieu of such fractional shares, the Maker shall round the number of shares to be issued upon conversion up to the nearest whole number of shares.

(f)            Reservation of Ordinary Shares. The Maker shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued Ordinary Shares, such number of Ordinary Shares as shall from time to time be sufficient to effect the conversion of this Note; provided that the number of Ordinary Shares so reserved shall at no time be less than one hundred percent (100%) of the number of Ordinary Shares for which this Note is at any time convertible. The Maker shall use its commercially reasonable efforts to, from time to time in accordance with Cayman Islands law, increase the authorized number of Ordinary Shares if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Maker’s obligations under this Section 4.3(f).

(g)            Regulatory Compliance. If any Ordinary Shares to be reserved for the purpose of conversion of this Note require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Maker shall, at its sole cost and expense, in good faith, endeavor to secure such registration, listing or approval, as the case may be.

Section 4.4      No Rights as Shareholder. Nothing contained in this Note shall be construed as conferring upon the Holder, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Maker or of any other matter, or any other rights as a shareholder of the Maker.

ARTICLE V

MISCELLANEOUS

Section 5.1      Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, telecopy or facsimile at the address or number designated in the Purchase Agreement (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The Maker will give written notice to the Holder at least ten (10) days prior to the date on which the Maker takes a record (x) with respect to any dividend or distribution upon the Ordinary Shares, (y) with respect to any pro rata subscription offer to the holders of Ordinary Shares or (z) for determining rights to vote with respect to any dissolution, liquidation or winding-up and in no event shall such notice be provided to the Holder prior to such information being made known to the public. The Maker will also give written notice to the Holder at least ten (10) days prior to the date on which any recapitalization, reorganization, reclassification dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Holder prior to such information being made known to the public. The Maker shall promptly notify the Holder of this Note of any notices sent or received, or any actions taken with respect to the Other Notes.

Section 5.2      Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

Section 5.3      Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 5.4      Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 5.5      General Indemnity and Liability Basis. Without prejudice to any other rights, claims and remedies available to the Holder, the Maker shall fully indemnify the Holder on demand against any and all Losses which the Holder or a subsidiary of the Maker may at any time and from time to time sustain, incur or suffer as a result of or arising out of any breach by the Maker of any of its representations, warranties, covenants or other obligations under this Note.

Section 5.6      Enforcement Expenses. The Maker agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses.

Section 5.7      Binding Effect. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

Section 5.8      Amendments. This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.

Section 5.9      Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note, except as permitted by law. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE AND THE ORDINARY SHARES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE AND THE ORDINARY SHARES ISSUABLE UPON CONVERSION HEREOF HAVE MAY BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.”

Section 5.10      Consent to Jurisdiction. Each of the Maker and the Holder (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Maker and the Holder consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 5.10 shall affect or limit any right to serve process in any other manner permitted by law. Each of the Maker and the Holder hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Note shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

Section 5.11      Parties in Interest. This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.

Section 5.12      Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

Section 5.13      Maker Waivers. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands’ and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or the Maker liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

(a)            No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

(b)            THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

[REMAiNDER OF NOTE INTENTIONALLy LEFT BLANK]

MAKER:

gcl global limited

By:
Name:
Title:

“COMBINED COMPANY”

gcl global holdings ltd.

By:
Name:
Title:

“GUARANTOR”

EPICSOFT ASIA PTE. LTD.

By:
Name:
Title:

Acknowledged and Accepted By:

rf acquisition corp.

By:
Name:	Tse Meng Ng
Title:	Chief Executive Officer and Chairman